UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 25, 2020

EVELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38473	46-5594527
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
620 Memorial Drive
Cambridge, Massachusetts 02139
(Address of principal executive offices) (Zip Code)
(617) 577-0300
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EVLO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (ß230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (ß240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 25, 2020, Jose-Carlos Gutiérrez-Ramos resigned as a member of the Board of Directors (the “Board”) of Evelo Biosciences, Inc. (the “Company”). Dr. Gutiérrez-Ramos’s resignation is a result of his new position as Global Head of Drug Discovery at AbbVie Inc. (“Abbvie”) and the potential for a conflict of interest arising from similarities in the Company's and Abbvie’s pipelines and focus.

In order that, following Dr. Gutiérrez-Ramos’ resignation, each class of the Board consists, as nearly as may be possible, of one-third of the total number of directors then constituting the entire Board, Juan Andres agreed to resign as a Class III director effective immediately prior to his appointment as a Class II director, which appointment was effective on February 26, 2020. As a Class II director, Mr. Andres is to serve until the Company’s annual meeting of stockholders to be held in 2020 and until his successor is duly elected and qualified or his early death, disqualification, resignation or removal.

On February 26, 2020, Jonathan Poole delivered his resignation as the Chief Financial Officer of the Company, effective March 27, 2020, to pursue another professional opportunity. Mr. Poole will remain employed by the Company until March 27, 2020 in order to assist in the transition of the chief financial officer role. The Company will conduct a search for Mr. Poole’s replacement and, pending the appointment of such replacement, effective February 27, 2020, Balkrishan “Simba” Gill, Ph.D., the Chief Executive Officer and President of the Company, assumed the duties of the Company’s principal financial officer, and Xiaoli “Jacqueline” Liu, the Controller of the Company, assumed the duties of the Company’s principal accounting officer.

Ms. Liu, age 45, has served as the Company's Vice President, Finance and Controller since June 2019. Prior to joining the Company, Ms. Liu was Head of Finance at Boston Biomedical Inc, a biotechnology company, from December 2018 to March 2019. From 2015 to 2018, Ms. Liu held roles of increasing responsibility in finance and corporate development at Forma Therapeutics Inc., a biotechnology company. Ms. Liu also worked in various finance roles at Epizyme, Inc., Novartis Vaccine & Diagnosis Inc. and Novartis Institute of BioMedical Research. She is a Certified Public Accountant (CPA), and holds an MBA from Boston University and an MSA from Bentley University.

Ms. Liu has entered into the Company’s standard indemnification agreement for directors and officers.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVELO BIOSCIENCES, INC.

Date: February 28, 2020	By:	/s/ Daniel S. Char
Daniel S. Char
General Counsel & Secretary